UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                 Date of Report - March 29, 1996

                          ANUHCO, INC.

                State of Incorporation - Delaware

                  Commission File No. - 0-12321

          IRS Employer Identification No. - 46-0278762

                   8245 Nieman Road, Suite 100
                      Lenexa, Kansas  66214
            (Address of Principal Executive Offices)
                Telephone Number - (913)-859-0055

                9393 West 110th Street, Suite 100
                  Overland Park, Kansas  66210
         (Former Address of Principal Executive Offices)


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 29, 1996, Anuhco, Inc ("Anuhco" or "the Company") completed the acquisition of all of the issued and outstanding stock of Universal Premium Acceptance Corporation and UPAC of California, Inc. (together referred to as "UPAC"). UPAC offers short-term collateralized financing of commercial and personal insurance premiums through approved insurance agencies in over 30 states throughout the United States. At March 31, 1996, UPAC had outstanding net finance receivables of approximately $30 million. This transaction will be accounted for as a purchase. Anuhco utilized a portion of its available cash and short-term investments to consummate the purchase at a price of approximately $12 million. UPAC currently maintains certain financing arrangements with an outstanding balance of $21.3 million at March 31, 1996. The terms of the acquisition and the purchase price resulted from negotiations between Anuhco and William H. Kopman, the former sole shareholder of UPAC.

In addition to the Stock Purchase Agreement by which Anuhco acquired all of the UPAC stock, Anuhco entered into a consulting agreement with Mr. Kopman. Under the consulting agreement, Anuhco is entitled to consult with Mr. Kopman on industry developments as well as UPAC operations through December 31, 1998. In exchange for entering into this consulting agreement, Mr. Kopman will receive fixed consulting fees at an annual rate of $150,000 and may earn additional annual fees not to exceed $333,333, based on certain UPAC performance criteria.

In addition to retaining the services of Mr. Kopman under a consulting agreement, existing executive management personnel of UPAC have been retained under multiyear employment agreements. Anuhco's acquisition of UPAC, in combination with its earlier acquisition of Agency Premium Resource, Inc. ("APR"), gives the Company a nationwide presence in this financial services industry.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. It is impracticable at this time to provide the required financial statements of the businesses acquired. All of the required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the required filing date of this Form 8-K.

(b) Pro Forma Financial Information. The required pro forma financial information will be filed as an amendment to this Form 8-K at the time the required financial statements are filed.

(c)  Exhibits - Filed herewith

       2(a)    Stock Purchase Agreement by and between Anuhco,
               Inc., and William H. Kopman, dated December 18,
               1995.

       2(b) First Amendment to Stock Purchase Agreement by and between Anuhco, Inc. and William H. Kopman, dated
               March 7, 1996.

       2(c) Second Amendment to Stock Purchase Agreement by and between Anuhco, Inc. and William H. Kopman, dated
               March 28, 1996.

      10(a)    Consulting Agreement by and between William H.
               Kopman and Anuhco, Inc., dated March 29, 1996.


                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 ANUHCO, INC.

                        By: /s/ Timothy P. O'Neil
                            Timothy P. O'Neil, President &
                            Chief Financial Officer


Date:  April 12, 1996


                          EXHIBIT INDEX

Exhibit
  No.                      Description

 2(a) Stock Purchase Agreement by and between Anuhco, Inc. and William H. Kopman, dated December 18, 1995.

 2(b) First Amendment to Stock Purchase Agreement by and between Anuhco, Inc. and William H. Kopman, dated March
          7, 1996.

 2(c) Second Amendment to Stock Purchase Agreement by and between Anuhco, Inc. and William H. Kopman, dated March
          28, 1996.

10(a) Consulting Agreement by and between William H. Kopman and Anuhco, Inc., dated March 29, 1996.